                                                                     Exhibit 4.2

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                     AMENDED AND RESTATED RIGHTS AGREEMENT

                          dated as of March 27, 2000

                                    between

                      SHARED MEDICAL SYSTEMS CORPORATION

                                      and

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                      as


                                 Rights Agent

--------------------------------------------------------------------------------

                               Table of Contents
                               -----------------

  Section                                                                                           Page
  -------                                                                                           ----
     1.   Certain Definitions.....................................................................    1

     2.   Appointment of Rights Agent.............................................................    7

     3.   Issue of Rights Certificates............................................................    7

     4.   Form of Rights Certificates.............................................................    9

     5.   Countersignature and Registration.......................................................   11

     6.   Transfer, Split Up, Combination and Exchange of Rights Certificates;
          Mutilated, Destroyed, Lost or Stolen Rights Certificates................................   11

     7.   Exercise of Rights; Purchase Price; Expiration Date of Rights...........................   12

     8.   Cancellation and Destruction of Rights Certificates.....................................   14

     9.   Reservation and Availability of Capital Stock...........................................   14

     10.  Preferred Stock Record Date.............................................................   16

     11.  Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.............   16

     12.  Certificate of Adjusted Purchase Price or Number of Shares..............................   25

     13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power....................   25

     14.  Fractional Rights and Fractional Shares.................................................   28

     15.  Rights of Action........................................................................   29

     16.  Agreement of Rights Holders.............................................................   30

     17.  Rights Certificate Holder Not Deemed a Stockholder......................................   30

     18.  Concerning the Rights Agent.............................................................   31

     19.  Merger or Consolidation or Change of Name of Rights Agent...............................   31

     20.  Duties of Rights Agent..................................................................   32

     21.  Change of Rights Agent..................................................................   33

     22.  Issuance of New Rights Certificates.....................................................   34

   Section                                                                                         Page
   -------                                                                                         ----
     23.  Redemption and Termination.............................................................    35

     24.  Notice of Certain Events...............................................................    38

     25.  Notices................................................................................    38

     26.  Supplements and Amendments.............................................................    39

     27.  Successors.............................................................................    40

     28.  Determinations and Actions by the Board of Directors, Etc..............................    40

     29.  Benefits of this Agreement.............................................................    40

     30.  Severability...........................................................................    41

     31.  Governing Law..........................................................................    41

     32.  Counterparts...........................................................................    41

     33.  Table of Contents; Descriptive Headings................................................    41

Exhibit A - Designation of Powers, Preferences, Rights and Qualifications of
            Preferred Stock

Exhibit B - Form of Summary of Rights and Rights Agreement

Exhibit C - Form of Rights Certificate

                     AMENDED AND RESTATED RIGHTS AGREEMENT


          AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of March 27, 2000 (the "Agreement"), between SHARED MEDICAL SYSTEMS CORPORATION, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as successor to the original rights agent (the "Rights Agent"), restating in its entirety the Rights Agreement, dated as of May 1, 1991 (the "Original Agreement"), as amended by Amendment No. 1 to Rights Agreement, dated as of March 27, 2000, between the Company and the Rights Agent (the "Amendment").

                              W I T N E S S E T H
                              -------------------

          WHEREAS, on May 1, 1991 (the "Rights Dividend Declaration Date"), the Company entered into the Original Agreement and the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of common stock, $.01 par value, (the "Common Stock") of the Company outstanding at the close of business on May 10, 1991 (the "Record Date"), and authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date, each Right initially representing the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the Designation of Powers, Preferences, Rights and Qualifications attached hereto as Exhibit A (the "Rights"); and

          WHEREAS, the parties hereto entered into the Amendment, which (i) removed the "continuing director" provisions from the Original Agreement and
(ii) authorized this amended and restated Agreement in order to reflect the Amendment. This Agreement is intended to reflect the Original Agreement, as amended by the Amendment and, in the event of any conflict between this Agreement and the Original Agreement as amended by the Amendment, the Original Agreement as amended by the Amendment shall control.

          NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and intending to be legally bound, the parties hereby agree as follows:

     Section 1.  Certain Definitions.  For purposes of this Agreement, the
                 -------------------
following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; provided that any of the following Persons who without reference to this proviso would otherwise be an Acquiring Person shall not be an Acquiring Person for purposes of this definition:

               (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company now or hereafter existing, and any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; or

               (ii) any Person who or which shall have executed a written agreement with the Company (approved by at least a majority of the members of the Company's Board of Directors who are not representatives, nominees, Affiliates or Associates of such Person) prior to the date on which such Person (together with its Affiliates and Associates) became the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding and which agreement imposes one or more thresholds on the amount of such Person's Beneficial Ownership of shares of Common Stock, if, and so long as the thresholds continue to be binding on such Person and such Person is in substantial compliance (as determined by at least a majority of the members of the Company's Board of Directors who are not representatives, nominees, Affiliates or Associates of such Person, in their discretion) with the terms of such written agreement or of any amendment thereto, which amendment is approved by at least a majority of the members of the Company's Board of Directors who are not representatives, nominees, Affiliates or Associates of such Person; provided, however, that no amendment of any such
                            --------  -------
                    agreement shall cure any prior breach of such agreement or any amendment thereto.

          (b)  "Act" shall mean the Securities Act of 1933, as amended.

          (c) "Adverse Person" shall have the meaning set forth in Section 11(a)(ii)(B) hereof.

          (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended and in effect on the date of this Agreement.

          (e) "Agreement" shall mean this Rights Agreement as originally executed, as the same may be amended or supplemented from time to time pursuant to the applicable provisions hereof.

          (f) A person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

               (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of one or more conditions or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange right, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed
                            --------  -------
     the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment with respect to any Original Rights;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement), including pursuant to any agreement, arrangement or understanding (whether or not in writing), provided, however, that a
                                                   --------  -------
     Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this subsection (f)) or disposing of any voting securities of the Company;

          provided, however, that nothing in this subsection (f) shall cause a
          --------  -------
     person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition; and provided further that in no event shall an officer or
                      -------- -------
     director of the Company be deemed the Beneficial Owner of, or to "beneficially own," any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company.

          (g) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the Commonwealth of Pennsylvania or the State of New York are authorized or obligated by law or executive order to close.

          (h) "Close of Business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a
                            --------  -------
Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

          (i) "Common Stock" shall mean the Common Stock, $.01 par value, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest aggregate voting power, or the equity securities or other equity interest having power to control or direct the management of such Person.

          (j)  "Common Stock Equivalents" shall have the meaning set forth in
Section 11(a)(iii) hereof.

          (k)  (Intentionally Omitted)

          (l)  "Current Market Price" shall have the meaning set forth in
Section 11(d) hereof.

          (m) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (n) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

          (o)  "Equivalent Preferred Stock" shall have the meaning set forth in
Section 11(b) hereof.

          (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (q) "Exchange Share" and "Exchange Value" shall have the meanings set forth in Section 23(d) hereof.

          (r) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

          (s) "Final Expiration Date" shall mean the close of business on December 31, 2001.

          (t)  "NASDAQ" shall have the meaning set forth in Section 4(a) hereof.

          (u) "Original Rights" shall have the meaning set forth in Section 1(f)(i) hereof.

          (v)  "Ownership Limitation" shall have the meaning set forth in
Section 11(a)(ii)(B) hereof.

          (w) "Person" shall mean any individual, firm, joint venture, association, trust, estate, corporation, partnership or other entity.

          (x) "Preferred Stock" shall mean shares of Series A Junior Participating Preferred Stock, $0.10 par value, of the Company, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Shares authorized to permit the full exercise of the Rights, any other series of Preferred Stock, par value $.10, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Shares.

          (y) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

          (z) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

          (aa) "Record Date" shall mean May 10, 1991.

          (bb) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

          (cc) "Rights" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (dd) "Rights Certificates" shall have the meaning set forth in Section 4(a) hereof.

          (ee) "Rights Dividend Declaration Date" shall mean May 1, 1991.

          (ff) "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii)(A) or (B).

          (gg) "Section (11)(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (hh) "Section 13 Event" shall mean any event described in clauses (x),
(y) or (z) of Section 13(a) hereof.

          (ii) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (jj) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (kk) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

          (ll) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (mm) "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

          (nn) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

          (oo) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

          As used herein, the phrase "date of this Agreement" (or words of similar effect) shall mean the date of the Original Agreement.

     Section 2.  Appointment of Rights Agent.  The Company hereby appoints the
                 ---------------------------
Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable and, under such circumstances, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

     Section 3.  Issue of Rights Certificates.
                 ----------------------------

          (a)  Until the date that is the earliest of:

               (i) the close of business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date);

               (ii) the Close of Business on the tenth Business Day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof, if upon purchase of all securities sought thereby, such person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, unless the tender offer or exchange offer is for all outstanding shares of Common Stock at a price and on terms determined (as set forth in Section 11(a)(ii)(A)) by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (1) fair to stockholders (taking into account all factors which such members of the Board, in their discretion, deem relevant) and (2) otherwise in the best interests of the Company and its stockholders, or

               (iii) the close of business on the tenth day after a person becomes an Adverse Person pursuant to the criteria set forth in 11(a)(ii)(B).

or, with respect to (i) and (ii) above, such later date or dates as the Board of Directors may designate; provided, however, that if such later date or dates are
                         --------  -------
designated, such designations shall be made on or prior to the date which would otherwise have been controlling, (the earliest of (i), (ii) (subject to any such delay of (i) or (ii)) or (iii) being herein referred to as the "Distribution Date"), then, (x) subject to the provisions of paragraph (b) of this Section 3, the Rights will be evidenced by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

          As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights Certificates, evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall, unless prohibited by the terms of any agreement to which the Company is a party on the date of this Rights Agreement (or, if the Board of Directors so determines, after the date of this Agreement), make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights, except that if the Company is prohibited from paying cash in lieu of fractional Rights, then the Company shall round the fractional Rights to the next highest number of whole Rights so that Rights Certificates represent only whole numbers of Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

          (b) As soon as practicable following the Record Date, the Company will send a copy of the Summary of Rights and Rights Agreement, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

          (c) Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights and shall bear substantially the following legend:

               This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Shared Medical Systems Corporation (the "Company") and Pittsburgh National Bank (the "Rights Agent") dated as of May 1, 1991, as the same may be amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or any subsequent holder, will become null and void. Rights are subject to redemption, at the option of the Company, at $.001 per Right on the terms set forth in the Rights Agreement.

With respect to such certificates bearing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

     Section 4.  Form of Rights Certificates.
                 ---------------------------

          (a) The Rights Certificates (the "Rights Certificates"), and the forms of election to purchase and of assignment to be printed on the reverse thereof, shall be substantially in the form set forth in Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may required to comply with any applicable law or any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, or the regulations of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share of Preferred Stock being hereinafter referred to as the "Purchase Price"). The amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of an Acquiring Person or Adverse Person, (ii) a transferee of an Acquiring Person or Adverse Person (or of any Associate or Affiliate of an Acquiring Person or Adverse Person) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person (or from any such Associate or Affiliate) to holders of equity interests in such Acquiring Person or Adverse Person (or in any such Associate or Affiliate) or to any Person with whom such Acquiring Person or Adverse Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which at least a majority of the members of the Board of Directors of the Company who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person or an Adverse Person has determined (whether before or after such transfer) is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6,
Section 11 or Section 22 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

          The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement between Shared Medical Systems Corporation and Pittsburgh National Bank dated as of May 1, 1991, as the same may be amended). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

The provisions of Section 7(e) of this Rights Agreement shall apply to Rights beneficially owned by any and all such Persons regardless of whether the foregoing legend is contained on such Rights Certificates.

     Section 5.  Countersignature and Registration.
                 ---------------------------------

          (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

     Section 6.  Transfer, Split Up, Combination and Exchange of Rights
                 ------------------------------------------------------
Certificates; Mutilated, Destroyed Lost or Stolen Rights Certificates.
---------------------------------------------------------------------

          (a)  Subject to the provisions of Section 4(b), Section 7(e) and
Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of the Company's Preferred Stock (or following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) and the Affiliates and Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificates so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.
                 -------------------------------------------------------------

          (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or Common Stock or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Final Expiration Date, (ii) any expiration of the Rights pursuant to Section 13(d), or (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date").

          (b) The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $80 and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or other Common Stock or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)
(A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof,
(iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designed by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made (x) in cash or by certified bank check or bank draft payable to the order of the Company or (y) if authorized by the Board of Directors, by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of whole shares of Common Stock equal to the integer obtained by dividing the then Purchase Price by the then Current Market Price (as determined pursuant to Section 11(d)) per share of Common Stock on the date of such exercise, plus a certified bank check or bank draft payable to the order of the Company in an amount equal to the difference between the then Current Market Price (as determined pursuant to Section 11(d)) of such whole shares and the aggregate Purchase Price. In the event that the Company is obligated hereunder to issue other securities of the Company (including, without limitation, Common Stock), pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Right Agent, if and when appropriate. Prior to the occurrence of a Triggering Event, the Company reserves the right to require that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Sections 6 and 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or Adverse Person, or an Associate or Affiliate of an Acquiring Person or Adverse Person, (ii) a transferee of an Acquiring Person or Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person (or from any such Associate or Affiliate) to holders of equity interests in such Acquiring Person or Adverse Person (or in any such Associate or Affiliate) or to any Person with whom such Acquiring Person or Adverse Person (or any such Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which at least a majority of the members of the Board of Directors of the Company who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person or an Adverse Person has determined (whether before or after such transfer) is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or Adverse Person or their respective Affiliates, Associates or transferees hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) and the Affiliates and Associates thereof as the Company shall reasonably request.

     Section 8.  Cancellation and Destruction of Rights Certificates.  All
                 ---------------------------------------------------
Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.  Reservation and Availability of Capital Stock.
                 ---------------------------------------------

          (a) Subject to the provisions of this Agreement (including, without limitation, Section 11(a)(iii) hereof), the Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common

Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights pursuant to the terms of this Agreement.

          (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or quoted on NASDAQ, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quoted on NASDAQ upon official notice of issuance upon such exercise.

          (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or, if earlier, as soon as is required by law following the Distribution Date, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

          (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates. The Company shall not be required to pay any transfer tax which may become payable in respect of the issuance, delivery or transfer of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights, or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10.  Preferred Stock Record Date.  Each person in whose name any
                  ---------------------------
certificate for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby as of the close of business on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however,
                                                             --------  -------
that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open.

     Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or
                  ----------------------------------------------------------
Number of Rights. The Purchase Price, the number and kind of shares covered by
----------------
each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock,
     (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such sub-division, combination or reclassification, and the number and kind of shares of Preferred Stock or other capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or other capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this
     Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

               (ii)  In the event that:

                     (A) any Person, shall, at any time after the Rights Dividend Declaration Date, be or become an Acquiring Person, unless the event causing such Person to have become an Acquiring Person is a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (x) fair to stockholders (taking into account all factors which such members of the Board deem relevant) and (y) otherwise in the best interests of the Company and its stockholders, or

                     (B) (1) at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of a specified Person, after reasonable inquiry and investigation, including consultation with such persons as such directors shall have deemed appropriate, shall determine that (x) Beneficial Ownership by such Person of an amount of Common Stock exceeding the Ownership Limitation (as hereinafter defined) is, or would likely be, intended to cause the Company to repurchase the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where a majority of such disinterested directors has determined that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (y) Beneficial Ownership by such Person of an amount of Common Stock exceeding the Ownership Limitation is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers, suppliers or creditors, or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company (provided, however, no such determination as provided in (x)
                     --------  -------
     or (y) above shall be made with respect to any Person who or which shall have executed a written agreement with the Company (approved by at least a majority of the members of the Company's Board of Directors who are not representatives, nominees, Affiliates or Associates of such Person) which imposes one or more thresholds on the amount of such Person's Beneficial Ownership of shares of Common Stock, if, and so long as the thresholds continue to be binding on such Person and such Person is in substantial compliance (as determined by at least a majority of the members of the Company's Board of Directors who are not representatives, nominees, Affiliates or Associates of such Person, in their discretion) with the terms of such written agreement or of any amendment thereto, which amendment is approved by at least a majority of the members of the Company's Board of Directors who are not representatives, nominees, Affiliates or Associates of such Person (provided, however, that no
                                              --------  -------
     amendment of any such agreement shall cure any prior breach of such agreement or any amendment thereto,)); (2) a majority of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of such specified Person shall designate a specific limitation on the amount of Common Stock which such specified Person may beneficially own, which amount (the "Ownership Limitation") may be less than, equal to, or more than the amount of shares of Common Stock then owned by such Person, but shall in no event be less than 10% of the Common Stock then outstanding; and (3) such specified Person, together with his or its Affiliates and Associates, shall (before or after the occurrence of (1) and (2) above) beneficially own a number of shares of Common Stock that exceeds the Ownership Limitation (a specified Person meeting the requirements of clauses (1), (2) and (3) of this Section 11(a)(ii)(B) being referred to as an "Adverse Person"), then, promptly following the first occurrence of any Section 11(a)(ii) Event, each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which one Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares issuable upon the exercise of a Right being referred to herein as the "Adjustment Shares").

               (iii) Unless at least a majority of the members of the Company's Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person or an Adverse Person determine that the following is not permitted by the terms of any agreement or instrument to which the Company is a party on the date of this Agreement (or, if the Board of Directors so determines, after the date of this Agreement), then in the event that the number of shares of Common Stock which are authorized by the Company's articles or certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess being referred to herein as the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have substantially the same value as shares of Common Stock (such shares of preferred stock being referred to herein as "common stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however,
                                                             --------  -------
     if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of
     (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"); provided, however, that
                                                     --------- -------
     there shall be no obligation on the part of the Company so to seek authorization of such additional shares. To the extent that the Company determines that some action need be (and may be) taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of a share of Common Stock shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock, and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "Current Market

     Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per
     --------  -------
     share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on Common Stock payable in shares of Common Stock or securities convertible into shares of Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "Current Market Price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date, the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date the Common Stock is not so listed, traded or quoted, and no market maker is then making a market in the Common Stock, the "Current Market Price" per share of Common Stock on such date shall mean the fair value per share on such date as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

               (ii) For the purpose of any computation hereunder, the "Current Market Price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this
     Section 11(d) (other than the penultimate sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "Current Market Price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Preferred Stock or Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock of the Company. If neither the Common Stock of the Company nor the Preferred Stock is publicly held or so listed or traded, "Current Market Price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "Current Market Price" of one one-thousandth of a share of Preferred Stock shall be equal to the "Current Market Price" of one share of Preferred Stock divided by 1000.

          (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e)
--------  -------
are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three
(3) years from the date of the transaction which mandates such adjustment, or
(ii) the Expiration Date.

          (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the
provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by
(i) multiplying (x) the number of one one-thousandths of a share purchasable with respect to a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. In such event, each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share of Preferred Stock and the number of one one-thousandths of a share of Preferred Stock which were expressed in the initial Rights Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company
                                          --------  -------
shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

          (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the

Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall automatically be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock issued and outstanding immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately following the occurrence of such event.

          (q) The failure by the directors, pursuant to Section 11(a)(ii)(B) hereof, to determine a Person to be an Adverse Person following such Person's (alone or together with the Affiliates and Associates of such Person) becoming the Beneficial Owner of 10% or more of the Common Stock then outstanding shall not limit the directors' right at any time in the future to declare such Person or, subject to Section 11(a)(ii)(B) hereof, any other Person to be an Adverse Person. Further, nothing contained in this Agreement shall preclude a majority of the directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of a Person determined to be an "Adverse Person" from determining to terminate such Person's status as an "Adverse Person", but no such determination to terminate a Person's status as an "Adverse Person" shall affect any Section 11(a)(ii) Event which shall have occurred.

     Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.
                  ----------------------------------------------------------
Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

     Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning
                  --------------------------------------------------------------
Power.
-----

          (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradable shares of Common Stock of the Principal Party (as such term is hereinafter defined), free and clear of any and all liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a
Section 13 Event, multiplying the number of such one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by
(2) 50% of the Current Market Price determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

          (b)  "Principal Party" shall mean

               (i)  in the case of any transaction described in clause (x) or
     (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

               (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

     provided, however, that in any such case, (1) if the Common Stock of such
     --------  -------
     Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value, and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the Persons having an interest in such joint venture as if such joint venture were a "Subsidiary" of both or all of such joint venturers.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 13, the Principal Party will

               (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

               (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under all applicable "blue sky" or state securities laws; and

               (iii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

          The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a
Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

          (d)  Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraphs
(x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock which complies with the provisions of Section 11(a)(ii)(A) hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

     Section 14.  Fractional Rights and Fractional Shares.
                  ---------------------------------------

          (a) The Company may but shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. If the Company shall determine not to issue fractional rights, then in lieu of such fractional Rights, unless prohibited by the terms of any agreement to which the Company is a party on the date of this Agreement (or, if the Board of Directors so determines, after the date of this Agreement), there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right, and if the Company is prohibited from paying cash in lieu of fractional Rights then the Company shall round up the fractional Rights to the next highest number of whole Rights so that Rights Certificates represent only whole numbers of Rights. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of such Right for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date the Rights are not so listed, traded or quoted, and no such market maker is then making a market in the Rights, the current market value of a Right on such date shall mean the fair value of the Right on such date as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (b) The Company shall, unless the Board of Directors determines otherwise, issue fractions of shares of Preferred Stock upon exercise of the Rights or distribute certificates which evidence fractional shares of Preferred Stock. In the event the Company determines not to issue fractional shares of Preferred Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Preferred Stock, or if the Company is prohibited from paying cash in lieu of fractional shares, then such fractional shares shall be aggregated and distributed to the Rights Agent to be sold in the open market and the proceeds thereof distributed to the appropriate holders of Rights. For purposes of this
Section 14(b), the current market value of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) Following the occurrence of a Triggering Event, the Company shall, unless the Board of Directors determines otherwise, issue fractions of shares of Common Stock upon exercise of the Rights or distribute certificates which evidence fractional shares of Common Stock (or other capital stock, if applicable). In the event the Company determines not to issue fractional shares of Common Stock (or other capital stock, if applicable), the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock (or other capital stock, if applicable), or if the Company is prohibited from paying cash in lieu of fractional shares, then such fractional shares shall be aggregated and distributed to the Rights Agent to be sold in the open market and the proceeds thereof distributed to the appropriate holders of Rights. For purposes of this
Section 14(c), the current market value of Common Stock (or other capital stock, if applicable) shall be the closing price of a share of Common Stock (or other capital stock, if applicable) (as determined pursuant to Section 11(d)(ii) hereof for the Trading Day immediately prior to the date of such exercise.

          (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15.  Rights of Action.  All rights of action in respect of this
                  ----------------
Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

     Section 16.  Agreement of Rights Holders.  Every holder of a Right by
                  ---------------------------
accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

          (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

          (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its
                                --------  -------
best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     SECTION 17. Rights Certificate Holder Not Deemed a Stockholder. No holder,
                 --------------------------------------------------
as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.  Concerning the Rights Agent.
                  ---------------------------

          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Preferred Stock, Common Stock or for other securities of the Company, instrument or assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19.  Merger or Consolidation or Change of Name of Rights Agent.
                  ---------------------------------------------------------

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any Successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for
                --------  -------
appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the
                  ----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "Current Market Price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith and willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or
Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     Section 21.  Change of Rights Agent.  The Rights Agent or any successor
                  ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States so long as such corporation has an office in the city of New York, New York, is in good standing, and is qualified to act as a transfer agent for equity securities registered on the New York Stock Exchange or other securities exchange on which equity securities of the Company are then registered. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment of a successor Rights Agent, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and shall mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22.  Issuance of New Rights Certificates.  Notwithstanding any of
                  -----------------------------------
the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price or the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided,
                                                                       --------
however, that (i) no such Rights Certificate shall be issued if, and to the
-------
extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights

Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23.  Redemption and Termination.
                  --------------------------

          (a) The Board of Directors of the Company may, at its option, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), at any time on or before the earlier of (i) the close of business on the tenth business day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth business day following the Record Date) or such later date or dates as the Board of Directors, or any duly authorized committee thereof, may designate; provided, however, that if such later date or dates are
               --------  -------
designated, such designation shall be made on or prior to the date prior to which redemption would otherwise be required, or (ii) the Final Expiration Date. Notwithstanding the foregoing, the Board of Directors of the Company may not redeem any Rights while any Person continues to retain the status of an Adverse Person pursuant to Section 11(a)(ii)(B). The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "Current Market Price", as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors and which does not violate the terms of any agreement to which the Company is a party on the date of this Rights Agreement (or, if the Board of Directors so determines, after the date of this Agreement). Furthermore, if the Company shall determine to pay the redemption price in Common Stock it may but shall not be required to issue fractional shares and may aggregate fractional shares of Common Stock that would otherwise be due to holders of Rights and distribute these shares to the Rights Agent to be sold in the open market and the proceeds thereof shall be distributed to the appropriate holders of Rights.

          (b) Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a
Section 11(a)(ii) Event or Section 13 Event until such time as the Company's right of redemption hereunder, as extended (if applicable), has expired.

          (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Such notice shall state the method by which the payment of the Redemption Price will be effected.

          (d) (i) Subject to the limitations of applicable law and to any restrictions set forth in any agreements to which the Company is a party on the date of this Rights Agreement (or, if the Board of Directors so determines, after the date of this Agreement), the Board of Directors of the Company may, at its option, at any time after the occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) at an exchange ratio of (1) one share of Common Stock of the Company for each Right so exchanged, adjusted as appropriate to reflect any stock split, stock combination, stock dividend or similar transaction occurring after the date hereof (such share of Common Stock issuable in exchange for one Right being referred to herein as an "Exchange Share"), or (2) Substitute Consideration, as that term is defined below. The Board of Directors may determine whether to deliver Exchange Shares or Substitute Consideration. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Acquiring Person or Adverse Person (together with all Affiliates and Associates of such Acquiring Person or Adverse Person) becomes the Beneficial Owner of shares of Common Stock entitled to cast 50% or more of the aggregate number of votes entitled to be cast by all shares of Common Stock then outstanding.

               In the event that the Board of Directors shall determine to deliver Substitute Consideration in exchange for Rights, the Company shall (1) determine the value of the Exchange Shares (the "Exchange Value"), and (2) with respect to each Right to be exchanged, make adequate provision to substitute for the Exchange Share the following (the "Substitute Consideration"): (v) cash, (w) common stock equivalents (as that term is defined in Section 11(a)(iii) hereof),
          (x) debt securities of the Company, (y) other assets, or (z) any combination of the foregoing, having an aggregate value equal to the Exchange Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company. For purposes of this Section 23(d), the value of a share of Common Stock shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Section 11(a)(ii) Trigger Date; and the value of any common stock equivalent shall be deemed to have the same value as the Common Stock on such date.

               (ii) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to this Section 23(d) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Share or Substitute Consideration for each Right exchanged by such holder. Promptly after the action of the Board of Directors of the Company authorizing any such exchange, the Company shall give notice of such exchange to the Rights Agent and to the holders of the Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock; provided, however, that the failure to give, or any defect in, such
          --------  -------
          notice shall not affect the validity of such exchange. Each such notice of exchange will state the method by which the exchange for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

               (iii) In the event that there shall not be sufficient shares of Common Stock or common stock equivalents issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated by the Board of Directors in accordance with this Section 23(d), the Company may take all such action as may be necessary or appropriate to authorize additional shares of Common Stock or common stock equivalents for issuance upon exchange of the Rights.

               (iv) Unless the Board of Directors determines otherwise, the Company shall be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock.

     Section 24.  Notice of Certain Events.
                  ------------------------

          (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

          (b) In case any Section 11(a)(ii) Event hereof shall occur, then (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

     Section 25.  Notices.  Notices or demands authorized by this Agreement to
                  -------
be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if delivered by hand or by messenger services, or if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent), as follows:

               Shared Medical Systems Corporation
               51 Valley Stream Parkway
               Malvern, Pennsylvania 19355
               Attention: Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if delivered by hand or by messenger service, or if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               ChaseMellon Shareholder Services, L.L.C.
               44 Wall Street
               New York, New York 10005
               Attention: Robert F. Kavanagh

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if delivered by hand or by messenger service, or if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the

Company. Any notice which is given to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) pursuant to this Agreement in the manner provided for such notice shall be deemed given, whether or not such notice is actually received.

     Section 26.  Supplements and Amendments.  Prior to the Distribution Date
                  --------------------------
and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order
(i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to shorten or lengthen any time period hereunder which lengthening or shortening, following the first occurrence of an event set forth in clause (x) or (y) of the second proviso to Section 23(a) hereof, shall be effective only if approved by the Board of Directors, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, an Adverse Person, or an Affiliate or Associate of an Acquiring Person or Adverse Person); provided,
                                                                  --------
however, this Agreement may not be supplemented or amended to lengthen, pursuant
-------
to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights already have ceased to be redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person, an Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person). Without limiting, but subject to, the foregoing, the Company may at any time before any Person has become an Acquiring Person amend this Agreement to change the threshold or the method for determining whether a Person is or has become an Acquiring Person. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     Section 27.  Successors.  All the covenants and provisions of this
                  ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder including, without limitation, any corporation or other entity into which the Company may be merged.

     Section 28.  Determinations and Actions by the Board of Directors, Etc.
                  ---------------------------------------------------------
For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the disinterested Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of the disinterested Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of the disinterested Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors or the disinterested Directors to any liability to the holders of the Rights. Further, nothing contained in this Agreement shall be deemed to impose on the Board of Directors or the Company any obligation to approve a tender offer, merger, acquisition or other similar proposal by or from a Person even though the terms of such proposal may be fair to stockholders of the Company.

     Section 29.  Benefits of this Agreement.  Nothing in this Agreement shall
                  --------------------------
be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

     Section 30.  Severability.  If any term, provision, covenant or
                  ------------
restriction of this Agreement is held by a court or other authority of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the
--------  -------
contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be extended, or if expired shall be reinstated, and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision requiring that a determination be made by less than the entire Board of Directors (or at a time or with the concurrence of a group of directors consisting of less than the entire Board) is held by a court or other authority of competent jurisdiction to be invalid, void or unenforceable, such determination shall then be made by the Board in good faith in accordance with applicable law and the Company's certificate or articles of incorporation and by-laws.

     Section 31.  Governing Law.  This Agreement, each Right and each Rights
                  -------------
Certificate issued hereunder shall be deemed to be a contract made under the laws of the jurisdiction of incorporation of the Company, as the same may change from time to time, and for all purposes shall be governed by and construed in accordance with the laws of such jurisdiction applicable to contracts made and to be performed entirely within such jurisdiction.

     Section 32.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 33.  Table of Contents; Descriptive Headings.  The Table of
                  ---------------------------------------
Contents and the descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

Attest:                             SHARED MEDICAL SYSTEMS CORPORATION


By /s/ Bonnie L. Shuman             By    /s/ Terrence W. Kyle
  ------------------------------       -----------------------------------------
  Name:  Bonnie L. Shuman              Name:  Terrence W. Kyle
  Title:  Assistant Secretary          Title:  Senior Vice President, Chief
                                               Financial Officer, Treasurer,
                                               and Assistant Secretary

Attest:                             CHASEMELLON SHAREHOLDER
                                    SERVICES, L.L.C.


By /s/ Donald P. Messmer            By /s/ Robert Kavanagh
  ______________________________      __________________________________________
  Name:  Donald P. Messmer             Name:  Robert Kavanagh
  Title: Assistant Vice President      Title: Vice President

                                                                       Exhibit A
                                                                       ---------

                      SHARED MEDICAL SYSTEMS CORPORATION

                DESIGNATION OF POWERS, PREFERENCES, RIGHTS AND
                QUALIFICATIONS OF SERIES A JUNIOR PARTICIPATING
                                PREFERRED STOCK


     Section 1.  Designation and Amount.  The shares of stock of such series
                 ----------------------
shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares of stock constituting such series shall be 60,000.

     Section 2.  Dividends and Distributions.
                 ---------------------------

               (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock which are issued and outstanding shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends in an amount per share (rounded to the nearest cent) subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the per share amount of all cash dividends (payable in cash), and 1,000 times the per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on shares of the Common Stock, $.01 par value, of the Company (the "Common Stock"). In the event the Company shall at any time after May 1, 1991 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount of cash dividends or other distributions to which holders of shares of Series A Junior Participating Preferred Stock were entitled pursuant to the preceding sentence immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Company shall declare a dividend or distribution on the issued and outstanding shares of Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the date of declaration of any dividend on the Common Stock. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of shares of Series A Junior
                 -------------
Participating Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein or required by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Company.

               (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears for a period of two (2) full fiscal quarters, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time as all accrued and unpaid dividends then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock which does not rank senior to the Series A Junior Participating Preferred Stock (including the Series A Junior Participating Preferred Stock) with dividends in arrears thereon for a period of two (2) full fiscal quarters, voting as a class, irrespective of series, shall have the right to elect one (1) Director.

                    (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to one (1) Director or, if such right is exercised at an annual meeting, to elect one (1) Director. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu
                                                                   ---- -----
          with the Series A Junior Participating Preferred Stock.

                    (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, the President, a Vice President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                    (iv) In any default period, the holders of Common Stock and of Series A Junior Participating Preferred Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect one (1) Director voting as a class, after the exercise of which right (x) the Director so elected by the holders of Preferred Stock shall continue in office until his successor shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C) (ii) of this Section 3 or in the articles or certificate of incorporation of the Company) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect a Director shall cease, (y) the term of any Director elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the articles or certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this
          Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the articles or certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (D) Except as set forth herein or as required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.
                 --------------------

          (A) Whenever any dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for any stock of the Company ranking no higher (either as to dividends or rights upon liquidation, dissolution or winding up) than such junior stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock or as provided in clause (iv) below;

               (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reacquired Shares.  Any shares of Series A Junior Participating
                 -----------------
Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.  Liquidation, Dissolution or Winding Up.  (A) Upon any
                 --------------------------------------
liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1.00 per share, plus an amount equal to any accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) Notwithstanding paragraph (A) of this Section 6, (i) in the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of the Series A Participating Preferred Stock and of any such parity shares in proportion to their respective liquidation preferences; and (ii) in the event that after the required distributions to holders of Preferred Stock there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.  Consolidation, Merger, etc.  In case the Company shall enter
                 --------------------------
into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision of adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (ii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  No Redemption.  The shares of Series A Junior Participating
                 -------------
Preferred Stock shall not be redeemable.

     Section 9.  Ranking.  The Series A Junior Participating Preferred Stock
                 -------
shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment.  The Certificate of Incorporation of the Company
                 ---------
shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares.  Series A Junior Participating Preferred
                 -----------------
Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                                                                       Exhibit B
                                                                       ---------


                      SHARED MEDICAL SYSTEMS CORPORATION
                    SUMMARY OF RIGHTS AND RIGHTS AGREEMENT


          On May 1, 1991, the Board of Directors of SHARED MEDICAL SYSTEMS CORPORATION (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock, $.01 par value (the "Common Stock"), to holders of Common Stock of record at the close of business on May 10, 1991. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of new Series A Junior Participating Preferred Stock, $.10 par value (the "Preferred Stock"), at a Purchase Price of $80 per unit, subject to adjustment. The terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Pittsburgh National Bank as Rights Agent.

     The following description of the principal provisions of the Rights and the Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the provisions of the Rights Agreement (and exhibits thereto), a copy of which has been filed by the Company with the Securities and Exchange Commission. A copy of the Rights Agreement is available free of charge from the Company upon written request directed to the Secretary of the Company at its principal offices.

          Until the Distribution Date (as defined below), (a) the Rights will be evidenced by the Common Stock certificates and will be transferable only with such Common Stock certificates, (b) new Common Stock certificates issued after May 10, 1991 will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

          The Rights will not become exercisable until a Distribution Date occurs and the Company's right to redeem the Rights (as hereinafter described) has expired. Holders of Rights will have no rights as holders of the capital stock purchasable upon exercise of the Rights (including, without limitation, the right to vote or receive dividends) unless and until their Rights have been exercised. The Rights will expire at the close of business on December 31, 2001, unless they are earlier redeemed by the Company or expire in accordance with other provision of the Rights Agreement as described below.

          As soon as practicable after the occurrence of a Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and thereafter the separate Rights Certificates alone will represent the

Rights. Shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

          A Distribution Date will occur upon the earliest to occur of any of the following events:

               (a) ten business days following the date (the "Stock Acquisition Date") of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the shares of Common Stock then outstanding, provided that an "Acquiring Person" will not include the Company, its subsidiaries or any of their employee benefit plans, now or hereafter existing, or persons with whom the Company has entered into standstill agreements prior to the time they became holders of 15% or more of the outstanding Common Stock;

               (b) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding Common Stock (unless such tender offer or exchange offer is an offer for all outstanding Common Stock which a majority of the independent directors of the Company determines to be fair to and otherwise in the best interests of the Company and its stockholders); and

               (c) ten days after the date on which a person becomes an "Adverse Person". A person will become an "Adverse Person" if all of the following occurs: (i) a majority of the independent directors, after reasonable inquiry and investigation and consultation with such persons as they deem appropriate, determine that (x) beneficial ownership by a specified person of an amount of Common Stock exceeding the Ownership Limitation (as defined below) is, or would likely be, intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the majority of such independent directors determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (y) beneficial ownership by such person of an amount of Common Stock exceeding the Ownership Limitation is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers, suppliers or creditors or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company; (ii) a majority of such independent directors designate a specific limitation on the amount of Common Stock which such specified person may beneficially own, which amount (the "Ownership Limitation") may be less than, equal to, or more than the amount of shares then owned by such person, but not less than 10% of the outstanding shares); and (iii) the beneficial ownership of shares of such person, including such person's affiliates and associates, shall (either before or after the occurrence of the events specified in clauses (i) or (ii) above) exceed the Ownership Limitation. A majority of such independent directors also may terminate the status of a person as an Adverse Person.

          Notwithstanding the foregoing, with respect to the events specified in clauses (a) and (b) above, the Board of Directors may designate, in accordance with the Rights Agreement, a later date as the Distribution Date.

          In the event that, following a Distribution Date, (i) a Person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair to and otherwise in the best interests of the Company, and its stockholders) or (ii) a person becomes an Adverse Person (collectively, "Flip-In Events"), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, instead of 1/1000th of a share of Preferred Stock for the Purchase Price, shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price
                                                   ----------
of the Right. Notwithstanding the foregoing, following the occurrence of any of the Flip-In Events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or an Adverse Person or by certain related parties will be null and void. However, Rights will not be exercisable following the occurrence of either of the Flip-In Events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

          For example, at a Purchase Price of $80 per Right, each Right not owned by an Acquiring Person or by an Adverse Person (or, by certain related parties) following a Flip-In Event described in the preceding paragraph would entitle its holder to purchase $160 worth of Common Stock (or, in certain circumstances other cash, property or securities) for $80. Assuming that the Common Stock had a per share value of $20 at such time, the holder of each valid Right would be entitled to purchase 8 shares of Common Stock for $80.

          The Purchase Price payable upon exercise of the Rights may be paid in cash, by certified bank check or bank draft or, if authorized by the Board of Directors, by delivery of shares of Common Stock.

          Following a Flip-In Event, subject to applicable law, the Board of Directors may determine to exchange for any or all Rights (other than Rights held by an Acquiring Person or Adverse Person and certain related parties) one share of Common Stock for each Right so exchanged or substitute value in the form of cash, property, debt or equity securities, or any combination of the foregoing. Such exchange will be on a pro rata basis if less than all Rights are to be exchanged, and holders of Rights will not be required to pay any consideration (other than delivery of the Right) in any such exchange.

          In the event that, at any time following a Stock Acquisition Date, (a) the Company is acquired in a merger or other business combination transaction (other than certain specified acquisitions, or an acquisition following an offer determined by the independent directors to be fair), or (b) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right which has not yet been exercised (except Rights of Acquiring or Adverse Persons and certain other related persons which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the
                                                                           ---
acquiring company having a value equal to two times the Purchase Price of
--------- -------
the Right. The events set forth in this paragraph as well as Flip-In Events are referred to as the "Triggering Events."

          The number of Rights, the Purchase Price payable and/or the number of shares of Preferred Stock (or other securities or property issuable upon exercise of the Rights) and the redemption price hereinafter specified are subject to mandatory or discretionary adjustment from time to time in certain circumstances to prevent dilution or to avoid adverse tax consequences. With certain exceptions, no adjustment in the Purchase Price will be required unless cumulative adjustments amount to at least 1% of the Purchase Price.

          The Company may determine not to issue fractional shares of Preferred Stock or Common Stock upon exercise or exchange of the Rights, and, in lieu hereof, an adjustment in cash may be made based on the market price of the Preferred Stock (or Common Stock, as the case may be).

          In general, at any time until ten business days following a Stock Acquisition Date, or such later date as the Board of Directors may designate, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). The Company may not redeem the Rights while a person continues to retain the status of an Adverse Person. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

          While the distribution of the Rights themselves will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock of the Company (or for other consideration) or for common stock of an acquiring company as set forth above.

          The Rights Agreement vests the authority to administer the Agreement in the Board of Directors (and, in some circumstances, the independent directors). All actions, interpretations, calculations and determinations which are taken or made by the Board of Directors (or the independent directors) in good faith will be final and binding. Nothing contained in the Rights Agreement will be deemed to impose on the Board of Directors or the Company any obligation to approve a tender offer, merger, acquisition or other similar proposal by or from a person even though the terms of such proposal may be fair to stockholders of the Company.

          Other than those provisions relating to certain principal economic terms of the Rights which may not be amended, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company at any time prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely effect the interests of holders of Rights (excluding the interest of any Acquiring Person or Adverse Person), or to shorten or lengthen certain time periods under the Rights Agreement.

          The issuance of the Rights themselves has no dilutive effect on the Company and will not affect reported earnings per share of the Company.

          As previously indicated, the foregoing is only a summary of the principal provisions of the Rights and Rights Agreement. The specific terms of the Rights and the Preferred Stock initially issuable upon exercise of the Rights are set forth in the Rights Agreement and the Exhibits thereto (particularly Exhibit A thereto setting forth the powers, preferences, rights and qualifications of the Preferred Stock and Exhibit C thereto containing the form of Rights Certificate), and reference is made to the Rights Agreement and exhibits, copies of which are available free of charge from the Company.

                                                                       Exhibit C
                                                                       ---------


                         [FORM OF RIGHTS CERTIFICATE]

Certificate No. R-                                      __________ Rights

NOT EXERCISABLE AFTER DECEMBER 31, 2001 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN [ACQUIRING] [ADVERSE) PERSON OR AN AFFILIATE OR ASSOCIATE OF AN [ACQUIRING) [ADVERSE] PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.*]


                              Rights Certificate

                      SHARED MEDICAL SYSTEMS CORPORATION

          This certifies that ________________, assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 1, 1991, as the same may be modified or amended from time to time (the "Rights Agreement"), between Shared Medical Systems Corporation, a Delaware corporation (the "Company"), and Pittsburgh National Bank, a national banking association (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Eastern time) on December 31, 2001, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $80 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased

______________________

* The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person or an Adverse Person as applicable, and shall replace the preceding sentence.

upon exercise hereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 1, 1991, based on the Preferred Stock as constituted at such date. The Company reserves the right as provided in the Rights Agreement to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

          Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Adverse Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

          As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificate, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available free of charge from the Company upon written request, directed to the Secretary of the Company at its principal offices.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock (or other securities, if applicable) as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right at any time prior to the earlier of the close of business on (i) the tenth business day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), (ii) the date the Rights expire pursuant to
Section 13(d) of the Rights Agreement, and (iii) the Final Expiration Date.

          Subject to the provisions of the Rights Agreement, the Company may determine not to issue fractional shares of Preferred Stock or other securities issuable upon exercise or exchange of any Right or Rights evidenced hereby. Fractional shares of stock may, at the election of the Company, be evidenced by depository receipts. In lieu of fractional shares a cash payment will be made, subject to certain exceptions, as provided in the Rights Agreement.

          No holder of this Rights Certificate, as such, shall be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed as conferring upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ________________, 19__

ATTEST:                                 SHARED MEDICAL SYSTEMS CORPORATION



_____________________________           By_______________________________
Title:                                    Title:

Countersigned:

CHASEMELLON SHAREHOLDER
SERVICES, L.L.C.

By___________________________
    Authorized Signature

                 [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]

                              FORM OF ASSIGNMENT
                              ------------------

               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED _______________________________________________ hereby sells, assigns and transfers unto ________________________

__________________________________________________________________________
                 (Please print name and address of transferee)

_______________________________________________________________________ this
Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer this Rights Certificate on the books of the within named Company, with full power of substitution.

Dated: _____________, 19__


                                        __________________________
                                        Signature

Signature Guaranteed:

                                  CERTIFICATE
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate [_] is [_] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person, (as such terms are defined pursuant to the Rights Agreement.);

          (2) after due inquiry and to the best knowledge of the undersigned, it [_] did [_] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.

Dated: _____________, 19__


                                        __________________________
                                        Signature

Signature Guaranteed:

                                    NOTICE
                                    ------


          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                        [FORM OF ELECTION TO PURCHASE]

                     (to be executed if holder desires to
                      exercise Rights represented by the
                              Rights Certificate.)


To:  SHARED MEDICAL SYSTEMS CORPORATION

          The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or other property as may be issuable upon the exercise of the Rights) and requests that certificates for such shares and or such other property be issued in the name of and delivered to:

Please insert social security or other identifying number

________________________________________________________________________________
                        (Please print name and address)

 _______________________________________________________________________________


          If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate, for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number


 _______________________________________________________________________________
                        (Please print name and address)


________________________________________________________________________________


________________________________________________________________________________


Dated: _____________, 19__


                                        __________________________
                                        Signature

Signature Guaranteed:

                                  CERTIFICATE
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate [_] are [_] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [_] did [_] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.

Dated: _____________, 19__


                                   __________________________
                                   Signature

Signature Guaranteed:

                                    NOTICE
                                    ------

          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alternation or enlargement or any change whatsoever.